Exhibit 10.1

Dated the 28th day of October 2005

CHINA MEDIA GROUP CORPORATION

and

CON UNERKOV

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EMPLOYMENT AGREEMENT

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THIS AGREEMENT is made the 28th day of October 2005

BETWEEN

(1) CHINA MEDIA GROUP CORPORATION, a company incorporated in Texas, USA with its registered office at 420 E. Pleasant Run Road, Suite 346, 186 Cedar Hill, Texas, USA 75104 ("Company"); and

(2) CON UNERKOV of 12F, Block 2, Elegant Garden, 419 Queen Road West, Hong Kong ("Executive").

BY WHICH IT IS AGREED as follows: -

1.    Purpose and Interpretation

      A. This Agreement sets out the terms and conditions upon and subject to which the Company agrees to employ the Executive and the Executive agrees to serve the Company as Chairman and President by providing the Company with the services hereinafter described.

      B.    In this Agreement, unless the context otherwise requires: -

(1)   the following words and expressions bear the following meanings:

            "Appointment"     the appointment of the Executive as a Chairman and
                              President of the Company as effected by Clause 2;

            "Associate"       "associate" within the meaning under the Rules
                              Governing the Listing of Securities on The Stock
                              Exchange of Hong Kong Limited (as amended);

            "Board" the board of directors for the time being of the Company or the directors present at any meeting of the Board duly convened and held;

            "Business"        the business carried on from time to time by the
                              Group or any of the companies within the Group;

            "Group" the Company, its subsidiaries and associated companies from time to time; and

            "$"               United States dollars.

(2) Words and phrases defined in Section 2 of the Companies Ordinance shall where the context so admits be construed as having the same meaning in this Agreement.

(3) References to Clauses are references to the clauses of this Agreement respectively.

(4) Words importing the masculine gender include the feminine gender and the neuter gender and vice versa.

(5) Words importing persons include individuals, firms, companies, corporations and un-incorporated bodies of persons and vice versa.

(6)   Words importing the singular include the plural and vice versa.

(7) The headings in this Agreement are for convenience only and do not affect the interpretation hereof.

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2.    Appointment and Duties

      The Company shall employ the Executive and the Executive shall serve the Company as Chairman and President subject to and upon the terms hereafter set out.

3.    Executive's Basic Obligation

The Executive hereby undertakes with the Company during the currency of this Agreement to use his best endeavours to carry out his duties hereunder and to protect and promote the interests of the Group.

4.    Duration of the Appointment

Subject to Clause 11, the Appointment shall be for a term of two years commencing on 1st October 2005 and shall continue thereafter unless and until terminated by either the Company or the Executive giving to the other not less than three month's notice in writing to determine the same.

5.    Executive's Services

(A)   The Executive shall: -

            (1) devote the whole or substantially the whole of his time, attention and skill to the discharge of duties of his office as a managing director of the Company;

            (2) faithfully and diligently perform such duties and exercise such powers as are consistent with his office in relation to the Company and/or the Group;

            (3) in the discharge of such duties and in the exercise of such powers observe and comply with all reasonable and lawful resolutions regulations and directions from time to time made or given by the Board;

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            (4)   in pursuance of his duties hereunder perform such services for the Group and (without further remuneration unless otherwise agreed) accept such offices in the Group as the Board may from time to time reasonably require provided the same are consistent with his office; and

            (5) at all times keep the Board promptly and fully informed in connection with the performance of such powers and duties.

                  (B) The Executive shall be required to work at the principal place of business of the Company in Hong Kong or such location as the Board may from time to time direct and the Executive shall be required to travel and work outside Hong Kong as directed by the Board from time to time.

6.    Remuneration and Reimbursement

      (A) In consideration of the Appointment, the Executive shall receive during the continuance of the Appointment: -

      (1) a monthly salary ("salary") at the rate to be agreed by the parties from time to time, which shall accrue on a day to day basis from any company in the Group and payable in arrears on the last day of each calendar month. In the event that the Appointment is terminated prior to the end of a calendar month the Executive shall only be entitled to a proportionate part of the salary in respect of the period of service during the relevant month up to the date of termination. The salary shall be increased at such rate to be determined from time to time by the Board by a majority in number of the members of the Board provided that the Executive shall abstain from voting and not be counted in the quorum in respect of the resolution regarding the increase of the salary in relation to the Executive; and

      (2) an annual management bonus ("Management bonus") of a sum calculated on a day to day basis and to be determined by the Board at its absolute discretion having regard to the operating results of the Group and the performance of the Executive provided that the aggregate sum payable to the directors of the Company shall not exceed 8.8 percent of the consolidated net profits after taxation and minority interest of the Company for that year. The management bonus shall be payable in respect of each relevant financial year within 1 month after the issue of the consolidated audited accounts of the Group for such financial year. The amount of management bonus payable to the Executive shall be decided by a majority in number of the members of the Board provided that the interested director shall abstain from voting and not be counted in the quorum in respect of the resolution regarding the amount so payable to the Executive.

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7.    Holidays and Holiday Warrant (Leave Passage)

            (A) The Executive shall (in addition to normal public holidays and sick leave) be entitled to 4 weeks holiday in each period of 12 calendar months during the continuance of the Appointment to be taken at such time or times as the Board may approve.

            (B) Any holidays if not taken during the relevant year, and with the approval of the Board, may be carried forward to a subsequent year and the holiday entitlements for that subsequent year shall be deemed to be increased by the number of days so carried forward.

8.    Payments

(A) The Executive shall continue to receive his salary during any period(s) of absence on medical ground up to a maximum of 12 weeks in any period of 12 months Provided that the Executive shall if required supply the Company with medical certificates covering the period of absence.

(B) Payment of the salary and management bonus referred to in Clause 6 above to the Executive shall be made either by the Company or by another company in the Group and if by more than one company in such proportion as the Board may from time to time think fit.

(C) The Executive shall be reimbursed all reasonable out-of-pocket expenses (including expenses of entertainment subsistence and traveling) incurred by the Executive on the Business which expenses shall be evidenced in such manner as the Board may require.

9.    Provident Fund

      The Executive will during his employment under this agreement become a member to any provident fund ("Fund") set up and maintained by the Group from time to time and the Company shall promptly pay all contributions due under the Fund. The period of the Executive's Appointment under the Agreement shall be deemed to be employment with the Company for the purpose of determining the benefit to accrue to the Executive under the Fund and for any other entitlement of the Executive to employment related benefits whether statutory or otherwise, including but not limited to long service award.

10.   Share Option Scheme

      The Executive shall be entitled to participate in any share option scheme as may be maintained by the Group from time to time.

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11.   Termination of the Appointment

(A) Without prejudice to the accrued rights (if any) or remedies of either party under or pursuant to this Agreement: -

      (1) the Executive shall be entitled to terminate the Appointment by three months' notice in writing to the Company if any money due and payable by the Company to the Executive under or pursuant to this Agreement in arrears by three months and is not paid in full by the Company to the Executive within a period of thirty days from any written demand by the Executive for the payment thereof;

      (2) the Company shall be entitled to terminate the Appointment without any compensation to the Executive: -

            (i) by not less than three months' notice in writing given at any time if the Executive shall have been incapacitated or prevented by reason of ill health, injury or accident from performing his duties hereunder for a single period of 12 weeks or periods aggregating 180 days in the preceding 12 months Provided that if at any time during the currency of a notice given pursuant to this sub-paragraph the Executive shall provide a medical certificate satisfactory to the Board to the effect that he has fully recovered his physical and/or mental health and that no recurrence of illness or incapacity can reasonably be anticipated the Company shall withdraw such notice; or

            (ii) by summary notice in writing if the Executive shall at any time: -

                  (aa) commit any serious or persistent breach of any of the provisions herein contained (and to the extent that such breach is capable of remedy shall fail to remedy such breach within 30 days after written warning given by the Board);

                  (bb) be guilty of any grave misconduct or willful default or neglect in the discharge of his duties hereunder (and to the extend that such breach is capable of remedy shall fail to remedy such breach within 30 days after written warning given by the Board);

                  (cc) become bankrupt or have a receiving order made against him or suspend payment of his debts or compound with his creditors generally;

                  (dd)  become a lunatic or of unsound mind;

                  (ee) absent himself from the meetings of the Board during a continuous period of three months, without special leave of absence from the Board, and his alternate director (if any) shall not during such period have attended in his stead;

                  (ff)  become prohibited by law from acting as a Executive;

                  (gg) be guilty of conduct tending to bring himself or any company in the Group into disrepute;

                  (hh) be prohibited by law from fulfilling his duties hereunder; or

                  (ii) be convicted of any criminal offence (other than an offence which in the reasonable opinion of the Board does not affect his position as a director of the Company).

(B) If the Company becomes entitled pursuant to Clause 11(A)(2)(ii) above to terminate the Appointment it shall be entitled (but without prejudice to its right subsequently to terminate the Appointment on the same or any other ground) to suspend the Executive without payment of salary in full or in part for so long as it may think fit.

(C) If the Executive shall have refused or failed to agree to accept without reasonable grounds an appointment offered to him, on terms no less favorable to him than the terms in effect under this Agreement, by a

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person or company which has either acquired or agreed to acquire the whole or substantially the whole of the undertaking and assets of the Company or which shall own or has agreed to acquire the whole or not less than 90% of the issued share capital of the Company, the Executive shall have no claim against the Company by reason of the subsequent voluntary winding up of any company in the Group or of the disclaimer or termination of this Agreement by the Company within three months after such refusal or failure to agree.

(D) On the termination of the Appointment howsoever arising the Executive shall: -

            (1) at any time and from time to time hereafter at the request of the Company resign from office as a Executive of the Company and all offices held by him in any company in the Group and shall transfer without payment to the Company or as the Company may direct any qualifying shares provided by it or any shares held by the Executive as nominee for the Company or any company in the Group and the Executive hereby irrevocably appoints the Company to be his attorney and in his name and on his behalf to sign and do any documents or things necessary or requisite to give effect thereto and a certificate in writing signed by any director or by the secretary of the Company for the time being that any instrument or act falls within the authority hereby conferred shall be conclusive evidence that such is the case and any third party shall be entitled to rely on such certificate without further enquiry provided however that such resignation or resignations shall be given and accepted on the footing that it is or they are without prejudice to any claims which the Executive may have against any such company or which any such company may have against the Executive arising out of this Agreement or of the termination of the Appointment; and

            (2) forthwith deliver to the Company all books, documents, papers, materials, credit cards (if any) and other property of or relating to the business of the Group which may then be in his possession or under his power or control.

(E) Save as expressly provided herein, neither party may terminate this Agreement.

12.   Restrictions on the Executive

      (A) During the Appointment the Executive shall not, and shall procure that none of his Associates shall, be directly or indirectly engaged in or concerned with or interested in any business which is in any respect in competition with or similar to the Business unless otherwise approved by the Board Provided that this shall not prohibit the holding (directly or through nominees) of investments listed on any stock exchange as long as not more than 5% of the issued shares or stock of any class of any one company shall be so held save that this restriction shall not apply to any holding of shares or stock of the Company.

      (B) The Executive shall not either during or after the termination of the Appointment without limit in point of time except authorized or required by his duties: -

                  (2) divulge or communicate to any person except to those of the officials of the Group whose province it is to know the same; or

                  (3) use for his own purpose or for any purpose other than that of the Group; or

                  (4) through any failure to exercise all due care and diligence cause any unauthorized disclosure of, any secret confidential or private information: -

            (i) relating to the dealings, organization, business, finance, transactions or any other affairs of the Group or its clients or customers; or

            (ii) relating to the working of any process or invention which is carried on or used by any company in the Group or which he may discover or make during the Appointment; or

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            (iii) in respect of which any company within the Group is bound by an obligation of confidence to any third party

      but so that these restrictions shall cease to apply to any information or knowledge which may (otherwise than through the default of the Executive) become available to the public generally without requiring a significant expenditure of labour, skill or money.

(C) Subject to the exception provided under Clause 12(A), for a period of 1 year after the expiry or the termination of the Appointment, the Executive, will not and will procure that his Associates do not: -

      (1) engage or be engaged in Hong Kong, the People's Republic of China, or elsewhere whether directly or indirectly in any business which is in competition with or similar the Business;

      (2) take up employment with any person, firm, company or organization engaged in Hong Kong, the People's Republic of China or elsewhere, whether directly or indirectly, in or operating any part of the Business (but this restriction shall not operate so as to prohibit an employment none of the duties of which relate to the Business) or assist any such person, firm, company or organization with technical, commercial or professional advice in relation the Business;

      (3) either on his own account or for any person, firm, company or organization solicit or entice or endeavor to solicit or entice away from any company within the Group any director, manger or servant of any company in the Group whether or not such person would commit any breach of his contract of employment by reason of leaving the service of the relevant company in the Group;

      (4) directly or indirectly employ any person who has at any time during the currency of the Appointment been a director, manager or servant of or consultant to any company in the Group and who by reason of such employment is or may be likely to be in possession of such information which if that person was the Executive would be covered by the confidentiality restrictions of this Clause 12; and

      (5) either on his own account or for any person firm company or organization solicit business from any person firm company or organization which at any time during the currency of the Appointment has dealt with the Company or any other company in the Group or which on the termination of the Appointment is in the process of negotiation with the Company or any such company in the Group in relation the Business.

            (D) The Executive shall not at any time make any untrue or misleading statement in relation the Group.

            (E) Since the Executive may obtain in the course of the Appointment by reason of services rendered for or offices held in any other company in the Group knowledge of the trade secrets or other confidential information of such company the Executive hereby agrees that he will at the request and cost of the Company or such other company enter into a direct agreement or undertaking with such company whereby he will accept restrictions corresponding to the restrictions herein contained (or such of them as may be appropriate in the circumstances) in relation to such products and services and such area and for such period as such company may reasonably require for the protection of its legitimate interests.

            (F) All notes memoranda records and writings made by the Executive in relation to the Business or concerning any of its dealings or affairs or the dealings or affairs of any clients or customers of the Group shall be and remain the property of the Group and shall be handed over by him to the Company (or to such other company in the Group as the case may require) from time to time on demand and in any event upon his leaving the service of the Company and the Executive shall not retain any copy thereof.

            (G) The covenants in each paragraph of sub-clause (C) are independent of each other and are not to be construed restrictively by reference to one another.

            (H) While the restrictions contained in this Clause are considered by the parties to be reasonable in all the circumstances it is recognized that restrictions of the nature in question may fail for

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                  technical reasons unforeseen and accordingly it is hereby
                  agreed and declared that if any such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Company but would be valid if part of the wording thereof were deleted or the periods (if any) thereof were reduced the said restriction shall apply with such modifications as may be necessary to make it valid and effective.

13.   Inventions and Other Industrial or Intellectual Property

(A) The parties foresee that the Executive may make inventions or create other industrial or intellectual property in the course of his duties hereunder and agree that in this respect the Executive has a special responsibility to further the interests of the Group.

(B) Any invention or improvement or design made or process or information discovered or copyright work or trade mark or trade name or get-up relating to the Business created by the Executive during the continuance of the Appointment (whether capable of being patented or registered or not and whether or not made or discovered in the course of his Appointment) in conjunction with or in any way affecting or relating to the Business or capable of being used or adapted for use therein or in connection therewith shall (unless such invention or improvement or design was made or process or information discovered or copyright work or trade name or get-up were in existence prior to the commencement of a similar business by any company in the Group) forthwith be disclosed to the Company and shall belong to and be the absolute property of such company in the Group as the Company may direct.

(C) The Executive shall subject to Clause 14(B) above, if and whenever required so to do by the Company at the expense of a company in the Group apply or join with such company in applying for letters patent or other protection or registration for any such invention improvement design process information work trade mark trade name or get-up relating to the Business as aforesaid which belongs to such company and shall at the expense of such company execute and do all instruments and things necessary for vesting the said letters patent or other protection or registration when obtained and all right title and interest to and in the same in such company absolutely and as sole beneficial owner or in such other person as the Company may specify.

(D) The Executive hereby irrevocably appoints the Company to be his Attorney in his name and on his behalf to execute and do any such instrument or thing and generally to use his name for the purpose of giving to the Company the full benefit of this Clause and a certificate in writing signed by any director or by the secretary for the time being of the Company that any instrument or act falls within the authority hereby conferred shall be conclusive evidence that such is the case and any third party shall be entitled to rely on such certificate without further enquiry.

14.   Waiver

(A) Time is of the essence of this Agreement but no failure or delay on the part of either party to exercise any power, right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by either party of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy by that party.

(B) The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

15.   Former Service Agreement

(A) This Agreement shall supersede all and any previous agreements entered into between any company in the Group and the Executive and for any terms of employment previously in force between any such company and the Executive, whether or not on a legal or formal basis.

(B) The Executive hereby acknowledges that he has no claim of any kind against any company in the Group and without prejudice to the generality of the foregoing he further acknowledges that he has no claim for damages against any company in the Group for the termination of any previous service agreements for the purpose of entering into this Agreement.

16.   Notices

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      All notices, requests, demands, consents or other communication to or upon the parties under or pursuant to this Agreement shall be in writing addressed to the relevant party at such party's address set out below (or at such other address as such party may hereafter specify to the other party) and shall be deemed to have been duly given or made: -

      (1) in the case of a communication by letter 10 days (if overseas) or 48 hours (if local) after dispatch or, if such letter is delivered by hand, on the day of delivery; or

      (2) in the case of a communication by telex or facsimile, when sent provided that the transmission is confirmed by the answer back of the recipient (in the case of telex) or by a transmission report (in the case of facsimile).

The Company's address: 420 E. Pleasant Run Road
Suit 346
186 Cedar Hill
Texas, 75104
USA

The Executive's address:   12F Block B
                           Elegant Garden
                           419 Queen's Road West HK

17.   Assignability

      This Agreement shall be binding upon and ensure to the benefit of each party hereto and its successors and assigns and personal representatives (as the case may be), provided always that the Executive may not assign his obligations and liabilities under this Agreement without the prior written consent of the Company.

18.   Relationship

      None of the provisions of this Agreement shall be deemed to constitute a partnership or joint venture between the parties for any purpose.

19.   Amendment

      This Agreement may not be amended, supplemented or modified except by a written agreement or instrument signed by or on behalf of the parties hereto.

20.   Severability

      Any provision of this Agreement prohibited by or unlawful or unenforceable under any applicable law actually applied by any court of competent jurisdiction shall, to the extend required by such law, be severed from this Agreement and rendered ineffective so far as is possible without modifying the remaining provisions of this Agreement. Where, however, the provisions of any such applicable law may be waived, they are hereby waived by the parties to the full extend permitted by such law to the end that this Agreement shall be a valid and binding agreement enforceable in accordance with its terms.

21.   Law and Jurisdiction

      This Agreement shall be governed by and construed in all respects in accordance with the laws of Hong Kong Special Administrative Region and the parties hereby submit to the non-exclusive jurisdiction of the courts of Hong Kong Special Administrative Region.

IN WITNESS whereof this Agreement has been duly executed the day and year first above written.

SIGNED by                          )
                                   )
for and on behalf of               )       /s/ Alex Ho


CHINA MEDIA GROUP CORPORATION      )       Director
in the presence of: -              )

SIGNED by                          )
                                   )       /s/ Con Unerkov
CON UNERKOV                        )
in the presence of: -              )